UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 03, 2026

CABALETTA BIO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39103	82-1685768
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 Arch Street Suite 600
Philadelphia, Pennsylvania		19104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (267) 759-3100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	CABA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On June 3, 2026, Cabaletta Bio, Inc. (“Cabaletta” or the “Company”) issued a press release announcing new rese-cel data and development updates across the Company's autoimmune portfolio, including encouraging early preconditioning-free ("PC-free") lupus findings (the “Press Release”). A copy of the Press Release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On June 3, 2026, the Company posted to the “Investors & Media” section of the Company’s website at www.cabalettabio.com an updated corporate presentation (the “Corporate Presentation”). A copy of the Corporate Presentation is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

On June 3, 2026, the Company issued the Press Release announcing new rese-cel data and development updates across the Company's autoimmune portfolio, including encouraging early preconditioning-free lupus findings, which are being presented in multiple oral and poster presentations, as well as in a company-sponsored satellite symposium, at the European Alliance of Associations for Rheumatology ("EULAR") 2026 Congress.

At the EULAR 2026 Congress, Cabaletta’s presentations include data from 52 evaluable autoimmune disease patients living with myositis (17), lupus (20) and systemic sclerosis (15) who were treated with rese-cel, including the first juvenile dermatomyositis (JDM) patient and the first two lupus patients treated with PC-free rese-cel. Rese-cel exhibited a predictable translational profile when administered with and without preconditioning, consistent across each indication evaluated. In addition, patients were generally able to discontinue all immunomodulators (IM) and require no or only low-doses of steroids while achieving significant improvement in disease activity following rese-cel treatment. As of the cut-off dates of April 16, 2026, for patients treated with rese-cel and preconditioning and May 15, 2026, for patients treated with PC-free rese-cel, key data insights include:

RESET-Myositis®: Phase 1/2 cohort data demonstrate 80% (8/10) of dermatomyositis (DM) and antisynthetase syndrome (ASyS) patients would have met the primary endpoint of the registrational cohort. After discontinuation of all immunomodulators:

•
83% (5/6) of DM patients achieved an immunomodulator-free (IM-free), moderate-to-major Total Improvement Score (TIS) response at 16 weeks; all patients maintained their IM-free response through latest follow-up as long as 1.5 years.
•
75% (3/4) of ASyS patients achieved an IM-free, moderate-to-major TIS response at 16 weeks. Durability in these patients was variable, consistent with the reported academic CD19-CAR T data.
•
The first JDM patient achieved an IM-free, moderate TIS response at 16 weeks, with response maintained through latest follow-up at 32 weeks.
•
100% (17/17) of patients experienced either no CRS or transient fever (Grade 1 CRS) and no immune effector cell-associated neurotoxicity syndrome (ICANS) of any grade was observed in any patient.

RESET-SSc™: Phase 1/2 cohort patients showed overall improvement in skin and lung disease activity and achieved clinical responses while off IMs and off or tapering steroids that appear to improve with longer follow-up

•
Patients with ILD at screening demonstrated an IM-free improvement in percent predicted FVC, with a median improvement of 7.5% in patients with 36 weeks of follow-up.
•
83% (5/6) of patients achieved revised Composite Response Index in Systemic Sclerosis (rCRISS)-25 and 67% (4/6) of patients achieved rCRISS-50 at 36 weeks while off all immunomodulators and off or tapering steroids.
•
87% (13/15) of patients experienced either no CRS or transient fever (Grade 1 CRS); 93% (14/15) of patients experienced no ICANS (one Grade 3 ICANS previously reported March 2025).

RESET-SLE™: Based on data from the first two PC-free patients, the lowest dose of PC-free rese-cel appears to be a threshold dose; patients who received rese-cel with preconditioning achieved meaningful clinical responses off IMs with no or low-dose steroids at 12 months

•
In the first two PC-free lupus patients, initial pharmacokinetic/pharmacodynamic (PK/PD) findings suggest the lowest PC-free rese-cel dose may represent a threshold dose, as seen in the PC-free pemphigus vulgaris study, where some patients achieved deep B cell depletion with substantial clinical benefit.
o
One of the two lupus patients experienced deep B cell depletion, similar to what has been observed in lupus patients treated with rese-cel plus preconditioning who achieved an immune reset. The second patient experienced a reduction in peripheral B cells of ~90%.

o
One patient experienced grade 1 CRS and no ICANS was observed.
•
In the preconditioning cohorts:
o
In patients with 12 months of follow-up, 75% (6/8) of patients achieved Definition of Remission in SLE (DORIS) while remaining off IMs for the duration of follow-up.
o
83% (15/18) of patients remain IM-free and on no or low-dose steroids at latest follow-up.
o
94% (17/18) of patients experienced either no CRS or transient fever (Grade 1 CRS); 94% (17/18) of patients experienced no ICANS (one Grade 4 ICANS reported in August 2024).

In addition, pan-translational findings to be presented at the conference highlight that PK/PD dynamics show a short-term rese-cel activity phase that results in evidence of deep B cell depletion and immune system reset, while minimizing the potential for prolonged B cell aplasia and other delayed adverse events as B cells repopulate with a median time of approximately 2 months.

Anticipated Development Plans and Upcoming Milestones for Rese-cel

•
Initiate SSc registrational program with preconditioning in 4Q26, leveraging Phase 1/2 RESET-SSc data and FDA discussions: Based on the complete Phase 1/2 cohort data and FDA feedback, Cabaletta is conducting a single-arm registrational study of approximately 25 patients with SSc-associated ILD using an FVC-based primary endpoint at 52 weeks. Cabaletta anticipates initiating this study in 4Q26.
•
Report topline data from registrational DM/ASyS cohort in mid-2027: Patient enrollment is progressing in the registrational, single-arm DM/ASyS cohort in RESET-Myositis, which includes an outpatient dosing option. The primary endpoint will assess whether a moderate or major TIS response after discontinuation of all IMs can be achieved at 16 weeks while remaining off IMs and on no or low-dose steroids.
•
Advance enrollment in JDM to support incorporation in 2H27 BLA submission: Based on data from the ongoing phase 1/2 study and the academic literature, Cabaletta’s BLA submission strategy is planned to include JDM and adult DM. This strategy may allow the Company to receive a priority review voucher as Cabaletta has been granted Rare Pediatric Disease Designation for the treatment of JDM.
•
Present PC-free dose-ranging data in multiple autoimmune diseases, as warranted: Based on the safety profile and unanticipated activity of the lowest PC-free rese-cel dose in lupus and pemphigus vulgaris patients, Cabaletta plans to generate and report dose-ranging data across multiple autoimmune indications.

Forward-Looking Statements

This 8-K contains “forward-looking statements” of Cabaletta within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including without limitation, express or implied statements regarding: Cabaletta’s business plans and objectives as a whole; Cabaletta's ability to realize its vision of launching curative targeted cell therapies designed specifically for patients with autoimmune diseases; the clinical significance of the data presented, including clinical and translational data from the RESET clinical trials; Cabaletta's expectations regarding the potential of preconditioning-free rese-cel to expand patient access and plans to explore higher doses across autoimmune diseases, including the anticipated timing of data therefrom; Cabaletta's ability to successfully complete research and further development and commercialization of its drug candidates in current or future indications, including the timing and results of its clinical trials; Cabaletta's plans regarding the initiation of a SSc registrational program in 4Q26 and expectations regarding the timing of topline data from the DM/ASyS registrational cohort in mid-2027; Cabaletta's expectations around the potential success and therapeutic benefits of rese-cel, including the potential demand from thousands of patients living with autoimmune diseases; Cabaletta’s expectations regarding its BLA submission strategy for adult DM and JDM in 2H27, and the potential eligibility for a priority review voucher based on Rare Pediatric Disease Designation for JDM; and Cabaletta's plans to generate and report PC-free dose-ranging data across multiple autoimmune indications.

Any forward-looking statements in this 8-K are based on management’s current expectations and beliefs of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: risks related to regulatory filings, approvals and designations; the risk that preclinical or clinical data, including signs of biologic activity or clinical response, may not be predictive of long-term results or translate across programs; Cabaletta’s ability to demonstrate sufficient safety, efficacy and tolerability of rese-cel in its clinical trials; risks related to clinical trial enrollment, conduct and assessment of results; risks related to Cabaletta’s ability to retain and recognize the intended incentives conferred by Orphan Drug Designation, Fast Track Designation, Regenerative Medicine Advanced Therapy Designation or other designations for its product candidates, as applicable; risks related to Cabaletta’s ability to protect its intellectual property position and maintain successful relationships with its collaboration and manufacturing partners; and the risk that any one or more of Cabaletta’s product candidates will not be successfully developed and/or commercialized. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause Cabaletta’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Cabaletta’s most recent annual report on Form 10-K as well as discussions of potential risks, uncertainties, and other important factors in Cabaletta’s subsequent filings with the Securities and Exchange Commission. All information in this 8-K is as of the date of this Current Report on Form 8-K, and the Company undertakes no duty to update this information unless required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by the registrant on June 3, 2026, furnished herewith.

99.2	Cabaletta Bio, Inc. Corporate Presentation, dated June 3, 2026, filed herewith.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CABALETTA BIO, INC.

Date: June 3, 2026	By:	/s/ Steven Nichtberger
Steven Nichtberger
Chief Executive Officer and President (Principal Executive Officer)